UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)—October 1, 2019
ASSURED GUARANTY LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08 Bermuda
(Address of principal executive offices)
Registrant’s telephone number, including area code: (441) 279-5700
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:		Trading Symbol(s)	Name of exchange on which registered
Common Shares	$0.01 per share	AGO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01
Regulation FD Disclosure

On October 1, 2019, Assured Guaranty Ltd. (together with its subsidiaries, Assured Guaranty) completed its purchase, through a subsidiary, of all of the outstanding equity interests in BlueMountain Capital Management, LLC (BlueMountain) and its associated entities for a purchase price of approximately $160 million. Of the approximately $160 million purchase price, $3 million is being withheld and will be paid if a particular consent is received within the two months following the closing.

The purchase price was paid in cash, and Andrew Feldstein, a co-founder of BlueMountain, separately agreed to purchase $22.5 million of Assured Guaranty common shares during the course of the next two months to evidence his commitment to Assured Guaranty. Mr. Feldstein has joined Assured Guaranty as Chief Investment Officer and Head of Asset Management and will remain Chief Executive Officer and Chief Investment Officer of BlueMountain.

Item 9.01	Financial Statements and Exhibits. (d) Exhibits

Exhibit Number	Description
104.1	Cover Page lnteractive Data File - the cover page XBRL tags are embedded within the lnline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSURED GUARANTY LTD.

By:	/s/ Ling Chow
Name: Ling Chow
Title: General Counsel
Date: October 1, 2019

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